EXHIBIT 99.2
Goldman Sachs Capital Markets, L.P. | 85 Broad Street | New York, New York 10004 | Tel: 212-902-1000
CONFIRMATION

DATE:	May 30, 2007

TO:	Triad Automobile Receivables Trust 2007-A c/o Wilmington Trust Company 1100 N. Market Street Wilmington, Delaware 19890 Attention: Corporate Trust Administration

With a copy to:

Triad Financial Corporation 7711 Center Avenue, Suite 100 Huntington Beach, California 92647 Attention: Chief Financial Officer

FROM:	Goldman Sachs Capital Markets, L.P.

SUBJECT:	Interest Rate Swap Transaction

REF NO:	LTAA1707258018

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Goldman Sachs Capital Markets, L.P. (“GSCM”), guaranteed by The Goldman Sachs Group, Inc. (“Goldman Group”), and Triad Automobile Receivables Trust 2007-A (“Counterparty”). This communication constitutes a “Confirmation” as referred to in the Swap Agreement specified below.
1. This Confirmation is subject to, and incorporates, the 2000 ISDA Definitions (the “Definitions”), published by the International Swaps and Derivatives Association, Inc. This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement (including the Schedule thereto) dated as of May 30, 2007, as amended and supplemented from time to time (the “Swap Agreement”) between GSCM and Counterparty. All provisions contained in, or incorporated by reference to, the Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the Definitions, or the Swap Agreement, as the case may be, this Confirmation will control for purposes of the Transaction to which this Confirmation relates. Terms not otherwise defined herein or in the Definitions shall have the respective meanings set forth in the Sale and Servicing Agreement and/or the Indenture (as such terms are defined in the Swap Agreement).
2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap.

Notional Amount:	USD 220,110,000 with respect to the initial Calculation Period. The Notional Amount with respect to each Calculation Period thereafter shall be equal to the Outstanding Amount (as defined in the Indenture) of the Class A-4 Notes as of the close of business on the Distribution Date at the beginning of the relevant Calculation Period.

Reference Notes:	Class A-4 Notes issued by Counterparty for value pursuant to and subject to the Indenture.
(CUSIP : 89579A AD3)

Trade Date:	May 22, 2007

Effective Date:	May 30, 2007

Termination Date:	The earlier of the close of business on (i) February 12, 2014 and (ii) the Fixed Rate Payer Payment Date on which the Notional Amount is reduced to zero.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:	Monthly on the 12th day of each calendar month, commencing with and including June 12, 2007 and ending on and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate:	5.26%

Fixed Rate Day Count Fraction:	Actual/360

Fixed Rate Period End Dates:	Adjusted in accordance with the Following Business Day Convention.

Floating Rate Amounts:

Floating Rate Payer:	GSCM

Floating Rate Payer Payment Dates:	Each Fixed Rate Payer Payment Date.

Floating Rate Option:	LIBOR (as defined in the Indenture)

Floating Rate Designated Maturity:	One Month

Floating Rate Spread:	Plus 0 basis points

Floating Rate Reset Dates:	The first day of each Calculation Period.

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Period End Dates:	Adjusted in accordance with the Following Business Day Convention.

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	GSCM

3. Additional Provisions:	None

4. Credit Support Documents:	(a) With respect to GSCM, the Standard Guaranty of The Goldman Sachs Group, Inc.

(b) With respect to Counterparty, the Swap Policy, as
defined in the Sale and Servicing Agreement and the
Indenture.
5. Offices:
(a) The Office of GSCM for this Transaction is 85 Broad Street, New York, New York, 10004.
(b) The Office of Counterparty for this Transaction is c/o Wilmington Trust Company, 1100 N. Market Street, Wilmington, Delaware 19890.

6. Counterparty hereby agrees (a) to check this Confirmation (Reference No.: LTAA1707258018) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

Very truly yours,

GOLDMAN SACHS CAPITAL MARKETS, L.P.

By: Goldman Sachs Capital Markets, L.L.C. General Partner

By: /s/ Despina Karamoshos Name: Despina Karamoshos Title: Vice President
Agreed and Accepted By:
TRIAD AUTOMOBILE RECEIVABLES TRUST 2007-A
By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By: /s/ Michele C. Harra
Name: Michele C. Harra
Title: Financial Services Officer
Counterparty Reference No.: ___________________________

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